EX-4.a.

                                       JACKSON NATIONAL LIFE
                                           INSURANCE COMPANY  [Graphic Omitted]
[2900 Westchester Avenue                         OF NEW YORK
Purchase, New York 10577                     A STOCK COMPANY
www.jnlny.com]
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   Thank you for choosing Jackson National Life Insurance Company of New York,
    hereinafter also referred to as "the Company." If You have any questions, please contact the Company at the Service Center address and telephone number shown on the Contract Data Page.

                     THIS ANNUITY CONTRACT IS ISSUED BY THE
            COMPANY AND IS AN AGREEMENT BETWEEN THE OWNER ("YOU") AND
              JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK.

                          READ YOUR CONTRACT CAREFULLY.

        THE VALUE OF AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DURING THE
           ACCUMULATION AND ANNUITY PERIODS IS NOT GUARANTEED AND MAY
        INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE
                            UNDERLYING MUTUAL FUNDS.

         IF THE ACTUAL NET INVESTMENT RATES EXPERIENCED BY THE SEPARATE
           ACCOUNT ASSETS ARE GREATER THAN OR EQUAL TO THE ASSUMED NET
             INVESTMENT RATE THEN VARIABLE ANNUITY PAYMENTS WILL NOT
                               DECREASE OVER TIME.

   AMOUNTS ALLOCATED TO THE FIXED ACCOUNT(S) WILL EARN INTEREST AT THE CURRENT
INTEREST RATE FOR THE DURATION OF THE FIXED ACCOUNT OPTION PERIOD. THE INTEREST
  RATE CREDITED FOR SUBSEQUENT PERIODS IS SUBJECT TO CHANGE AS DECLARED BY THE
                                    COMPANY.

   THE FIXED ACCOUNT OPTIONS ARE SUBJECT TO AN INTEREST RATE ADJUSTMENT WHICH
   MAY INCREASE OR DECREASE AMOUNTS PAYABLE, TRANSFERRED OR WITHDRAWN, BUT THE
  FIXED ACCOUNT CONTRACT VALUE WILL NEVER DECREASE TO LESS THAN THE SUM OF THE
                          FIXED ACCOUNT MINIMUM VALUES.

     YOU MAY WITHDRAW THE CONTRACT VALUE HELD UNDER ANY FIXED ACCOUNT OPTION
         WITHOUT AN INTEREST RATE ADJUSTMENT PROVIDED WE RECEIVE WRITTEN
       NOTICE WITHIN 30 DAYS FOLLOWING THE END OF THE CORRESPONDING FIXED
                                 ACCOUNT OPTION.

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                           NOTICE OF RIGHT TO EXAMINE

YOU MAY RETURN THIS CONTRACT TO THE SELLING PRODUCER OR JACKSON NATIONAL LIFE
INSURANCE COMPANY OF NEW YORK WITHIN 20 DAYS AFTER YOU RECEIVE IT. UPON RECEIPT
OF THIS CONTRACT, THE COMPANY WILL REFUND THE FULL PREMIUM ALLOCATED TO THE
FIXED ACCOUNT LESS ANY WITHDRAWALS FROM THE FIXED ACCOUNT, PLUS THE SEPARATE
ACCOUNT CONTRACT VALUE WITHOUT DEDUCTION FOR ANY SALES CHARGE. UPON SUCH REFUND,
THIS CONTRACT SHALL BE VOID. THE EFFECTIVE DATE OF THE SURRENDER, AND THE DATE
THE FUNDS IN THE SEPARATE ACCOUNT WILL BE VALUED, WILL BE THE DATE THE CONTRACT
WAS MAILED TO THE COMPANY, OR RETURNED TO YOUR SELLING PRODUCER.
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INDIVIDUAL MODIFIED SINGLE PREMIUM      THIS CONTRACT IS SIGNED BY THE COMPANY
DEFERRED VARIABLE AND FIXED
ANNUITY CONTRACT                        CLARK P. MANNING, JR.
DEATH BENEFIT AVAILABLE.
INCOME OPTIONS AVAILABLE.               PRESIDENT AND CHIEF EXECUTIVE OFFICER
NONPARTICIPATING.

                                        THOMAS J. MEYER

                                                                     SECRETARY


VA320NY
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                                TABLE OF CONTENTS
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                          PROVISION                           PAGE NUMBER

         CONTRACT DATA PAGE                                          3a

         DEFINITIONS                                                  4

         GENERAL PROVISIONS                                           7

         ACCUMULATION PROVISIONS                                     11

         WITHDRAWAL PROVISIONS                                       14

         DEATH BENEFIT PROVISIONS                                    18

         INCOME PROVISIONS                                           21

         TABLE OF INCOME OPTIONS                                     24



VA320NY                                          2

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                               CONTRACT DATA PAGE
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Contract Number:                                   1234567890

Owner:                                             John Doe

Owner Issue Age:                                   35

Joint Owner:                                       Jane Doe

Joint Owner Issue Age:                             35

Annuitant:                                         John Doe

Annuitant Issue Age:                               35

Joint Annuitant:                                   Jane Doe

Joint Annuitant Issue Age:                         35

Initial Premium:                                   $50,000

Statement of Intention:                            $50,000.00 to $99,999.99

Issue Date:                                        June 1, 2006

Issue State:                                       New York

Income Date:                                       June 1, 2036

Fixed Account Minimum Interest Rate:               [3%]

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Initial Current Interest Rate:                     3.25% for the 1-Year Fixed Option Period
                                                   3.80% for the 3-Year Fixed Option Period
                                                   3.85% for the 5-Year Fixed Option Period
                                                   3.95% for the 7-Year Fixed Option Period

Beneficiary(ies):                                  Brian Doe




VA320NY                                          3a

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                           CONTRACT DATA PAGE (CONT'D)
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OPTIONAL BENEFITS ELECTED:







MORTALITY AND EXPENSE           The Mortality  and Expense  Charge is based on the Aggregate
CHARGE:                         Premium  determined at issue and equals, on an annual basis,
                                0.90% during  Contract Years 1-7 and 0.30%  afterward of the daily net asset value of the Investment Divisions.

                                The Aggregate  Premium will be  re-determined  at the end of the sixth  Contract  Month.  At that time the  Mortality and
                                Expense  Charge will be based on the band  corresponding  to the new  Aggregate  Premium.  This may result in a change to the specific  Mortality and Expense Charges stated above and assessed after the sixth Contract Month.

                                               MORTALITY AND EXPENSE CHARGE
          BAND BASED ON                    (EXPRESSED AS AN ANNUAL PERCENTAGE)
        AGGREGATE PREMIUM             CONTRACT YEARS 1-7          CONTRACT YEARS 8+

      $50,000 to $99,999.99                  0.90%                      0.30%
     $100,000 to $249,999.99                 0.60%                      0.30%
     $250,000 to $499,999.99                 0.35%                      0.30%
     $500,000 to $749,999.99                 0.25%                      0.25%
     $750,000 to $999,999.99                 0.20%                      0.20%
           $1,000,000+                       0.15%                      0.15%

ADMINISTRATION CHARGE:          On an annual  basis,  this charge  equals 0.15% of the daily net asset value of the Investment Divisions.



TOTAL ASSET BASED CHARGES:      ON AN ANNUAL BASIS,  THE TOTAL OF ALL ASSET BASED CHARGES AT
                                ISSUE IS EQUAL TO 0.90% DURING  CONTRACT YEARS 1-7 AND 0.30%
                                AFTERWARD  OF THE DAILY NET  ASSET  VALUE OF THE  INVESTMENT
                                DIVISIONS.  THIS TOTAL IS SUBJECT TO CHANGE BASED ON THE NEW
                                AGGREGATE  PREMIUM  DETERMINED  AT  THE  END  OF  THE  SIXTH
                                CONTRACT MONTH.

                                Asset  based  charges  are  deducted  daily  as  part of the
                                Accumulation  Unit  Value  calculation.  Total  asset  based charges include the Mortality and Expense Charge  (including a distribution risk component),  the  Administration  Charge and asset based charges for optional benefits.


VA320NY                                          3b

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                           CONTRACT DATA PAGE (CONT'D)
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ANNUAL CONTRACT                 An annual  charge of $35.00  will be deducted by the Company
MAINTENANCE CHARGE:             from those  Contracts  where the Contract Value is less than
                                $50,000 at the time such charge is assessed.

WITHDRAWAL CHARGE:                  COMPLETED YEARS SINCE
                                      RECEIPT OF PREMIUM                     PERCENTAGE
                                               0                                 5%
                                               1                                 4%
                                               2                                 3%
                                               3                                 3%
                                               4                                 2%
                                               5                                 1%
                                               6+                                0%

INTEREST RATE ADJUSTMENT:       Certain  payments,  transfers,  and withdrawals from a Fixed
                                Account  Option are subject to an Interest Rate  Adjustment, the  calculation  of which  may  result  in an  increase  or decrease  in  amounts  payable.  In no  event  will a  total withdrawal  from a Fixed  Account  Option  be less  than the
                                Fixed  Account  Minimum  Value.  (See Fixed  Account  Option
                                section of the Contract for details.)



TRANSFER/TRANSFER CHARGE:       A fee of $25.00 is charged for each transfer in excess of 15 in any Contract Year.  Any Transfer  Charge is deducted from the amount  transferred  prior to the  allocation to the new
                                Contract  Option.  Transfer  Charges  will not be applied to transfers due to dollar cost  averaging or other  systematic investment programs provided by the Company,  nor will these transfers  count against the 15 free transfers  allowed in a
                                Contract Year.

                                A transfer  will be  effective as of the end of the Business
                                Day when the Company  receives a transfer  request  prior to market close in Good Order,  otherwise  the transfer will be effective as of the end of the next Business Day.

                                The  Company  will  not be  liable  for a  transfer  made in accordance with the Owner's instructions.

                                FROM INVESTMENT  DIVISION TO INVESTMENT  DIVISION.  Prior to
                                and after the Income Date, You may transfer all or a portion of Your  Contract  Value in one  Investment  Division to any
                                available Investment Division(s).

                                FROM INVESTMENT DIVISION TO A FIXED ACCOUNT OPTION. Prior to
                                the Income  Date,  You may transfer all or a portion of Your
                                Contract Value in an Investment  Division to a Fixed Account
                                Option(s). The Company may restrict or prohibit this type of transfer from time to time on a nondiscriminatory basis.



VA320NY                                          3c

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                           CONTRACT DATA PAGE (CONT'D)
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TRANSFER/TRANSFER CHARGE        FROM A FIXED ACCOUNT OPTION TO AN INVESTMENT  DIVISION OR TO
(CONTINUED):                    A FIXED ACCOUNT  OPTION.  Prior to the Income Date,  You may
                                transfer all or a portion of Your Contract  Value in a Fixed
                                Account  Option to any available  Investment  Division(s) or
                                Fixed Account Option(s).  Such transfers,  other than from a maturing  Fixed  Account  Option  within the  30-day  period following its expiration,  will be subject to any applicable
                                Interest  Rate  Adjustment.  The  Company  may  restrict  or prohibit transfers to a Fixed Account Option(s) from time to time on a nondiscriminatory basis.

PREMIUM(S):                     Premium  payments  will be  accepted  in the  first  six (6)
                                Contract  Months  only.  The Owner may change  the  amounts, frequency or timing of Premiums. The initial Premium must be at least $50,000 for Nonqualified Plan Contracts and $50,000 for Qualified Plan Contracts. Subsequent Premiums must be at least $500.  Total  Premiums under a Contract may not exceed
                                $1,000,000.

                                The  Owner may  allocate  Premiums  among the Fixed  Account
                                Option(s) and Investment Divisions,  subject to the approval of the  Company,  which  will be  granted  in  advance  on a nondiscriminatory  basis.  Allocations  may be  made  in any percent  from 0% to 100% in whole  percentages.  The minimum that may be  allocated  to a Fixed  Account  Option or to an
                                Investment  Division is $100. The Company reserves the right to  restrict  any  Premium  allocation  to a  Fixed  Account
                                Option(s) or refuse any Premium allocation to the 3-, 5-, or
                                7-year   Fixed   Account   Option(s)   at  any   time  on  a
                                nondiscriminatory  basis.  Any  subsequent  Premium  will be allocated according to Your most recent instructions on file with the Company,  provided that such  allocation  meets the minimums and  restrictions  described  above,  regardless of such instructions.

CONTRACT OPTIONS:

SEPARATE ACCOUNT:               JNL/NY Separate Account I

INVESTMENT DIVISION(S):         Availability  is  indicated  in  the  Contract  application, current  prospectus  and any  supplements.  The  Company may periodically add or delete Investment Divisions.

FIXED ACCOUNT OPTIONS:          1-Year  Period;  3-Year Period;  5-Year  Period;  and 7-Year
                                Period.  The  3-Year,  5-Year and 7-Year  periods may not be available at all times.

     The Contract Options You have selected will be detailed in a confirmation sent to You by the Company on or after the Issue Date and are stated in the Contract application attached to this Contract.



VA320NY                                          3d

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                           CONTRACT DATA PAGE (CONT'D)
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               Jackson National Life Insurance Company of New York
                            [2900 Westchester Avenue
                            Purchase, New York 10577
                                 1/888/965-6569
                                 www.jnlny.com]

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Service Centers:

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For Contracts purchased through a non-bank Broker/Dealer:         For Contracts purchased through a Bank or Financial
[JNL/NY Service Center                                            Institution:
P.O. Box 378004                                                   [JNL/NY IMG Service Center
Denver, CO  80237-8004                                            P.O. Box 30901
Customer Care: 800-599-5651                                       Lansing, MI  48909-8401
(9:00 a.m. - 8:00 p.m. ET)                                        Customer Care: 888-464-7779
E-Mail: contactus@jnlny.com]                                      (8:00 a.m. - 8:00 p.m. ET)
                                                                  E-Mail: contactus@jnlny.com]
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VA320NY                                          3e

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                                   DEFINITIONS
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ACCUMULATION  UNIT.  A unit  of  measure  used  to  calculate  the  value  in an
Investment Division prior to the Income Date.

AGGREGATE PREMIUM. The measure used to determine the Mortality and Expense Charge. Aggregate Premium at issue is equal to the anticipated total premium breakpoint specified in the Statement of Intention section of the application. If no Statement of Intention is indicated, the Aggregate Premium at issue will equal the initial Premium received. The Aggregate Premium is re-determined only at the end of the sixth Contract Month and is equal to total Premium paid less total partial withdrawals. (See Withdrawal Provisions section of the Contract for details.)

ANNUITANT. The natural person on whose life annuity payments for this Contract are based. Any reference to the Annuitant includes any Joint Annuitant.

ANNUITY UNIT. A unit of measure used to calculate the amount of a variable annuity payment.

BASE INTEREST RATE. The rate of interest established by the Company, at its sole discretion, for a specified Fixed Account Option period. In no event will the Base Interest Rate be less than the Fixed Account Minimum Interest Rate shown on the Contract Data Page.

BENEFICIARY(IES). The person(s) or entity(ies) designated to receive any Contract benefits upon the death of the Owner.

BUSINESS DAY. Each day that the New York Stock Exchange is open for business. All requests for transactions that are received at the Company's Service Center in Good Order on any Business Day prior to market close, generally 4 P.M. Eastern Time, will be processed effective the end of that Business Day.

CONTRACT. The Individual Modified Single Premium Deferred Variable and Fixed Annuity Contract between You and the Company.

CONTRACT ANNIVERSARY. Each one year anniversary of the Issue Date.

CONTRACT OPTION. One of the allocation options offered by the Company under this Contract. Each Contract Option is more fully explained in the Accumulation Provisions.

CONTRACT MONTH. The period of time between consecutive monthly anniversaries of the Issue Date.

CONTRACT VALUE. The Contract Value equals the sum of the Separate Account Contract Value and the Fixed Account Contract Value.

CONTRACT YEAR. The twelve-month period immediately following the Issue Date or any Contract Anniversary.

CURRENT INTEREST RATE. The Base Interest Rate plus any additional interest rate credited by the Company, less any charges due under any optional endorsements to the Contract. In no event will the Current Interest Rate be less than the Fixed Account Minimum Interest Rate shown on the Contract Data Page.


VA320NY                                    4

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                              DEFINITIONS (CONT'D)
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FIXED  ACCOUNT.  Contract  Values  allocated to one or more of the Fixed Account
Options. Allocations made to Fixed Account Options are held under the general account of the Company. The general account is made up of all general assets of the Company, other than those in the Separate Account and other segregated asset accounts.

FIXED ACCOUNT CONTRACT VALUE. The sum of all amounts allocated and credited to the Fixed Account Options under the Contract, less any amounts canceled or withdrawn for charges, deductions, withdrawals or transfers.

FIXED ACCOUNT MINIMUM VALUE. Premiums, net of any applicable premium tax, plus transfers allocated to the Fixed Account Option, less transfers, withdrawals, and charges from the Fixed Account Option, accumulated at the Fixed Account Minimum Interest Rate shown on the Contract Data Page, less any Withdrawal Charge or any tax due.

FIXED ACCOUNT OPTION. A Contract Option within the Fixed Account for a specific period under which the Current Interest Rate will be credited.

GOOD ORDER. The receipt by the Company of any and all information, documentation, instructions and/or Premium deemed necessary by the Company, in its sole discretion, to issue the Contract or execute any transaction pursuant to the terms of the Contract.

INCOME DATE. The date on which annuity payments are to begin.

INTEREST RATE ADJUSTMENT. An adjustment applied, with certain exceptions, to amounts withdrawn, transferred or annuitized from a Fixed Account Option prior to the end of the applicable Fixed Account Option period.

INVESTMENT DIVISIONS. Separate and distinct divisions of the Separate Account to which specific Underlying Mutual Fund shares are allocated and for which Accumulation Units and Annuity Units are separately maintained. The Contract Value in the Investment Divisions will go up or down depending on the performance of the Underlying Mutual Funds. Investment Divisions may also be referred to as Portfolio(s) or Portfolio Options.

ISSUE DATE. The date the Contract was issued by the Company, as shown on the Contract Data Page.

JOINT OWNER. If there is more than one Owner, each Owner shall be a Joint Owner of the Contract. Joint Owners have equal ownership rights and must each authorize any exercising of those ownership rights under the Contract.

LATEST INCOME DATE. Under a Nonqualified Plan Contract, the later of the date on which the Owner attains age 90 or the end of the tenth Contract Year, unless the Owner elects a later Income Date, subject to laws and regulations of the State where the Contract is issued then in effect and with approval by the Company. For a Qualified Plan Contract, the date as required by the applicable Qualified Plan, law or regulation, unless otherwise approved by the Company.

NET INVESTMENT RATE. The percentage change in the net asset value of the Investment Division(s).


VA320NY                                    5

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                              DEFINITIONS (CONT'D)
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NONQUALIFIED  PLAN. A retirement  plan which does not qualify for  favorable tax treatment under Section 401, 403, 408 or 408A of the Internal Revenue Code, as amended.

OWNER ("YOU," "YOUR"). The person or entity shown on the Contract Data Page who is entitled to exercise all rights and privileges under this Contract. Usually, but not always, the Owner is the Annuitant. If Joint Owners are named, all references to Owner shall mean Joint Owner.

PORTFOLIO(S) OR PORTFOLIO OPTION(S). See definition of Investment Division.

PREMIUM(S). Considerations paid into this Contract by or on behalf of the Owner.

QUALIFIED PLAN. A retirement plan which qualifies for favorable tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code, as amended.

REMAINING  PREMIUM.   The  total  Premium  reduced  by  withdrawals  that  incur
Withdrawal Charges and withdrawals of Premiums that are no longer subject to Withdrawal Charges.

SEPARATE ACCOUNT. A segregated asset account established and maintained by the Company in accordance with applicable law in which a portion of the Company's assets have been allocated for this and certain other contracts.

SEPARATE ACCOUNT CONTRACT VALUE. The current value of the amounts allocated to the Investment Divisions of this Contract.

SERVICE CENTER. The Company's address and telephone number as specified on the Contract Data Page or as may be designated by the Company from time to time.

SOURCE FUND. The Investment Division or Fixed Account Option made available by the Company and selected by the Owner from which amounts will be transferred to a Target Fund(s) pursuant to one of the Company's systematic investment programs.

TARGET FUND(S). The Investment Division(s) and/or Fixed Account Option(s) made available by the Company and selected by the Owner to which amounts will be transferred from a Source Fund pursuant to one of the Company's systematic investment programs.

UNDERLYING MUTUAL FUNDS. The registered management investment companies in which assets of the Investment Divisions of the Separate Account will be invested.

WITHDRAWAL CHARGE. The charge assessed against certain withdrawals from the Contract Value.

WITHDRAWAL VALUE. The Contract Value, less any tax payable, minus any applicable Withdrawal Charges, Annual Contract Maintenance Charges, and charges due under any optional endorsement to the Contract, adjusted for any applicable Interest Rate Adjustment.


VA320NY                                    6

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                               GENERAL PROVISIONS
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ANNUITANT.  The Owner may change the  Annuitant  at any time prior to the Income
Date, unless the Owner is not a natural person. If the Owner is not a natural person, the age of the Annuitant will be used in lieu of the Owner's age for all purposes under this Contract, unless otherwise specified in the Contract. Also, if the Owner is not a natural person, the Waiver of Withdrawal Charge for Extended Care will apply to the Annuitant.

ASSIGNMENT. The Owner may assign this Contract before the Income Date. An assignment will take effect when signed by the Owner, subject to action taken by Us prior to receipt in writing. The Owner may exercise these rights subject to the interest of any assignee or irrevocable beneficiary. THE COMPANY ASSUMES NO RESPONSIBILITY FOR THE VALIDITY OR TAX CONSEQUENCES OF ANY ASSIGNMENT. IF YOU MAKE AN ASSIGNMENT, YOU MAY HAVE TO PAY INCOME TAX. YOU ARE ENCOURAGED TO SEEK COMPETENT LEGAL AND/OR TAX ADVICE.

BENEFICIARY. The individual(s) or entity(ies) designated by the Owner to receive any amount payable under this Contract upon the Owner's death or upon the death of the Annuitant on or after the Income Date pursuant to the terms of this Contract. (See Income Provision section for details.) The original Beneficiary(ies) will be shown on the Contract Data Page. If two or more persons are named, those surviving the Owner will share equally unless otherwise stated. If there are no surviving Beneficiaries at the death of the Owner, the death benefit will be paid to the Owner's estate. Upon the death of a Joint Owner, the surviving Joint Owner, if any, will be treated as the primary Beneficiary and all other Beneficiaries will be treated as contingent Beneficiaries. The Owner may change the Beneficiary(ies) by submitting a written request to the Service Center, unless an irrevocable beneficiary designation was previously filed with the Company. Any change will take effect on the date the notice is signed by the Owner subject to any actions taken by the Company prior to the receipt of the request in writing.

CHARGES AND FEES. The Company may assess charges or fees under the Contract. Please see the Contract Data Page for more information as to charges or fees.

The Annual Contract Maintenance Charge specified on the Contract Data Page will be deducted on each Contract Anniversary that occurs on or prior to the Income Date. It will also be deducted when the Contract Value is withdrawn in full if the full withdrawal is not on a Contract Anniversary.

CONFORMITY WITH LAWS. This Contract will be interpreted under the law of the State of New York when it is issued. Any provision which, on the Issue Date, is in conflict with New York law, is amended to conform to the minimum requirements of such law.

CONTESTABILITY. The Company will not contest this Contract from its Issue Date, as shown on the Contract Data Page.

DEFERMENT OF PAYMENTS. The Company may defer making a payment from a Fixed Account Option for a period not exceeding six (6) months. Deferral for the six
(6) month period will be made only if We make a written request and receive written approval from the regulatory official of the State of New York. Interest pursuant to New York law will be credited during such deferred period.


VA320NY                                    7

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                           GENERAL PROVISIONS (CONT'D)
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ENTIRE CONTRACT.  The Contract,  and any attached  Company forms,  applications, riders, endorsements and amendments together make up the entire Contract.

INCORRECT AGE OR SEX. If the age or sex of the Owner or Annuitant is incorrect, the payments will be those that the Premiums paid would have purchased at the correct age and sex. Any underpayments or overpayments will be adjusted immediately by the Company using an interest rate of 6.00% either as a credit to or charge against the next succeeding payment by the Company.

MINIMUM BENEFITS. For any paid up annuity option, cash value or death benefit, the amount available under this Contract will not be less than the minimum requirements of the state where this Contract was delivered.

MODIFICATION OF CONTRACT. Any change or waiver of the provisions of this Contract must be in writing and signed by the President, a Vice President, the Secretary or Assistant Secretary of the Company and filed with the New York Insurance Department prior to use. Written consent of the Owner will be obtained prior to changing any terms and conditions of the Contract in a manner that diminishes the Owner's rights and/or benefits under the Contract. No financial representative or producer has authority to change or waive any provision of this Contract.

NONPARTICIPATING. This Contract does not share in the Company's surplus or earnings.

NOTICE. Information or instructions given to the Company by You must be in a form satisfactory to the Company, referred to as Good Order. A notice relating to Owner or Beneficiary designation changes shall take effect on the date signed by You once it is received and recorded at the Company's Service Center subject to action taken by the Company prior to receipt in writing. Otherwise, any other notice takes effect when the Company accepts it and it is recorded at the Service Center.

Any notice the Company sends to the Owner will be sent to the Owner's last known address unless the Owner requests otherwise in writing. Any request or notice must be sent to the Service Center, unless the Company advises You otherwise. You are responsible for promptly notifying the Company of any address change.

PROOF OF AGE, SEX OR SURVIVAL. The Company may require satisfactory proof of correct age or sex at any time. If any payment under this Contract depends on the Annuitant, Owner or Beneficiary being alive, the Company may require satisfactory proof of survival.

PROTECTION OF PROCEEDS. Proceeds under this Contract are not assignable by any Beneficiary prior to the time such proceeds become payable. To the extent permitted by New York law, proceeds are not subject to the claims of creditors or to legal process.

REPORTS. The Company will send You a report at least once a year. The Company will also send You reports as required by law. They shall be addressed to the last address of the Owner known to the Company.


VA320NY                                    8

--------------------------------------------------------------------------------
                           GENERAL PROVISIONS (CONT'D)
--------------------------------------------------------------------------------

SUBSTITUTION OF INVESTMENT DIVISION(S). The Company may substitute any Underlying Mutual Fund(s) with another Underlying Mutual Fund without Your consent. Substitution would occur if the Company determines that the use of certain Underlying Mutual Fund(s) is no longer possible or if the Company determines it is no longer appropriate for the purposes of the Contract. No substitution will be made without notice to You and without prior approval of the New York Insurance Department. Changes of Underlying Mutual Fund(s) are subject to the federal securities laws and the laws of the State of New York. Should a substitution, addition, or deletion occur, You will be allowed to select from the then current Investment Divisions and substitution may be made with respect to both existing Contract Value in that Investment Division(s) and the allocation of future Premiums.

SUSPENSION OF PAYMENTS. The Company may suspend or postpone any transfers or payments to or from the Investment Divisions if any of the following occur:

1.   The New York Stock Exchange is closed;

2.   Trading on the New York Stock Exchange is restricted;

3. An emergency exists such that it is not reasonably practical to dispose of securities in the Separate Account or to determine the value of its assets; or

4. The Securities and Exchange Commission, by order, so permits for the protection of Contract Owners.

The applicable rules and regulations of the Securities and Exchange Commission will govern whether conditions described in 2. and/or 3. exist.

TAXES. The Company may deduct from the Contract Value any premium taxes or other taxes payable to a state or other government entity because of this Contract. Should the Company advance any amount so due, the Company is not waiving any right to collect such amount at a later date. The Company will deduct any withholding taxes required by applicable law as a result of any withdrawals or amounts payable from this Contract.

TRANSFER. The conditions for transfer between Contract Options are explained in the Contract Data Page. The Company reserves the right to restrict the number, means and frequency of transfers per year that may be requested by the Owner.

Your ability to make transfers is subject to modification if the Company determines that the exercise by one or more owners is, or would be, to the disadvantage of other owners. Restrictions may be applied in any manner reasonably designed to prevent any use of the transfer provision which is considered by the Company to be to the disadvantage of other owners. A modification regarding Your ability to make transfers to or from one or more of the Investment Divisions could include, but not be limited to:

1.   The requirement of a minimum time period between each transfer;

2. Limiting transfer requests of an agent acting on behalf of one or more owners or under a power of attorney on behalf of one or more owners; or

3.   Limiting the dollar amount that may be transferred at any one time.



VA320NY                                    9

--------------------------------------------------------------------------------
                           GENERAL PROVISIONS (CONT'D)
--------------------------------------------------------------------------------

The Company may provide systematic investment programs that allow You to transfer funds among the Investment Divisions and the Fixed Account Options. These programs may include dollar cost averaging, portfolio rebalancing, and the automatic monthly transfer of earnings from the 1-Year Fixed Account Option and/or money market Investment Division to other Investment Divisions or Fixed Account Options. You may contact the Company's Service Center, and the Company will furnish all necessary forms to request these programs. The Company makes no guarantee that these programs will result in a profit or protect against loss in a declining market.

In order to participate in a dollar cost averaging program or automatic transfer of earnings program, the Separate Account Contract Value plus the Fixed Account Contract Value must be at least $15,000. The Company may waive this requirement at its discretion. For a dollar cost averaging program, You may authorize the automatic transfer of a fixed dollar amount or selected percentage of the value of a Source Fund, periodically to one or more Target Fund(s). The intervals between transfers may be monthly, quarterly, semi-annually or annually.







VA320NY                                    10

--------------------------------------------------------------------------------
                             ACCUMULATION PROVISIONS
--------------------------------------------------------------------------------

An Owner may not allocate Contract Values to more than eighteen Contract Options at any one time. The Company may waive this restriction at its discretion.

SEPARATE ACCOUNT. The Separate Account consists of assets the Company has set aside and has kept separate from the rest of the Company's general account assets and those of its other segregated asset accounts. These assets are not chargeable with liabilities arising out of any other business the Company may conduct. All the income, gains, and losses resulting from these assets are credited to or charged against the contracts supported by the Separate Account, and not against any other contracts the Company may issue. The assets of the Separate Account will be available to cover the liabilities of the Company's general account only to the extent that the assets of the Separate Account exceed the liabilities of the Separate Account arising under the Contracts supported by the Separate Account. The Separate Account consists of several Investment Divisions. The assets of the Separate Account shall be valued at least as often as any benefits of this Contract, but in no event will such valuation be less frequently than monthly.

ACCUMULATION UNITS. The Separate Account Contract Value will go up or down depending on the performance of the Investment Divisions. In order to monitor the Separate Account Contract Value during the accumulation phase, the Company uses a unit of measure called an Accumulation Unit. The value of an Accumulation Unit may go up or down from Business Day to Business Day. Adjustments to the Contract Value, such as withdrawals, transfers, and charges, result in the redemption of Accumulation Units. However, these adjustments do not affect the value of the Accumulation Units.

When You make an allocation to the Investment Divisions, the Company credits Your Contract with Accumulation Units. The number of Accumulation Units credited is determined by dividing the amount allocated to any Investment Division by the Accumulation Unit Value for that Investment Division at the close of the Business Day when the allocation is made.

ACCUMULATION UNIT VALUE. The Company determines the value of an Accumulation Unit for each of the Investment Divisions. This is done by:

1. Determining the total amount of money invested in the particular Investment Division;

2.   Subtracting   from  that  amount  any   Mortality   and   Expense   Charge,
     Administration Charge, and any other charge for optional benefits and taxes;

3.   Dividing the remainder by the number of outstanding Accumulation Units.

FIXED ACCOUNT. For any amounts allocated to the Fixed Account, the Owner will select the duration of the Fixed Account Option from those made available by the Company. Such amounts will earn interest at the Current Interest Rate for the chosen duration, compounded annually during the entire Fixed Account Option period. Subsequent Base Interest Rates may be higher or lower than the Base Interest Rates previously declared by the Company.

You may allocate Premiums, or make transfers from the Investment Divisions, to the Fixed Account Options at any time prior to the Income Date, subject to the provisions of this Contract. However, no Fixed Account Option period other than one year may be chosen which extends beyond the Income Date. Withdrawals from a Fixed Account Option may take place 30 days following the end of the corresponding Fixed Account Option period without being subject to an Interest Rate Adjustment.



VA320NY                                    11

--------------------------------------------------------------------------------
                        ACCUMULATION PROVISIONS (CONT'D)
--------------------------------------------------------------------------------

The Company may restrict the availability of one or more of the Fixed Account Options at any time. Written notice will be sent to You 30 days in advance of any restriction placed on the Fixed Account Options after Your Contract is in force. Written notice will also be provided to You when restrictions are lifted.

If the Owner does not specify a Fixed Account Option at the time of renewal, the Company will select the same Fixed Account Option period as has just expired, so long as such Fixed Account Option period is available and does not extend beyond the Income Date. Within at least 15 days, but not more than 45 days, prior to the end of any Fixed Account Option, We will notify You of your ability to:

a) withdraw amounts allocated to the Fixed Account Option within 30 days following the end of such Fixed Account Option without an Interest Rate Adjustment;

b) elect any available Fixed Account Option of a different duration within 30 days following the end of such Fixed Account Option;

c) elect a transfer to Investment Division(s) within 30 days following the end of such Fixed Account Option; or

d) elect a Fixed Account Option with the same duration, if available, within 30 days following the end of such Fixed Account Option.

If such Fixed Account Option period does extend beyond the Income Date, the Company will choose the longest Fixed Account Option period that will not extend beyond such date. If a renewal occurs within one year of the Income Date, the Company will credit interest up to the Income Date at the then Current Interest Rate for the 1-Year Fixed Account Option.

FIXED ACCOUNT CONTRACT VALUE. The Fixed Account Contract Value under the Contract shall be the sum of all monies allocated or transferred to the Fixed Account Options, reduced by any applicable taxes, plus all interest credited to the Fixed Account Options, adjusted for withdrawals, transfers, and charges.

INTEREST RATE ADJUSTMENT. Except during the 30-day period following the end of a Fixed Account Option, any amount withdrawn, transferred or annuitized from a Fixed Account Option will be subject to an Interest Rate Adjustment. The Interest Rate Adjustment will be calculated by multiplying the amount withdrawn, transferred or annuitized by the formula described below:

              (m/12)
       [1 + I]
       -------------- -1
              (m/12)
       [1 + J]

wherein:

I = The Base Interest Rate credited to the existing Fixed Account Option period. J = The Base Interest Rate that would be credited, at the time of withdrawal, transfer, or annuitization, to a new Fixed Account Option with a duration equal to the number of years remaining in the current
    Fixed Account Option, increased by 0.25%. When no Fixed Account Option of the required duration is available, the rate will be established by linear interpolation.
m = Number of complete months remaining to the end of the current Fixed Account
    Option.

There will be no Interest Rate Adjustment when J is greater than I but by less than 0.25%.


VA320NY                                    12

--------------------------------------------------------------------------------
                        ACCUMULATION PROVISIONS (CONT'D)
--------------------------------------------------------------------------------

In addition, the Interest Rate Adjustment will not apply to:

a)   the payment of death benefit proceeds;

b)   amounts withdrawn for Contract fees or charges;

c) withdrawals taken in the 30-day period following the end of a Fixed Account Option;

d)   withdrawals taken under the Additional Free Withdrawal provision;

e) income options that are life contingent or that result in payments of 5 years or greater; or

f)   amounts transferred or withdrawn from any 1-year Fixed Account Option.

In no event will a total withdrawal from the Fixed Account Option be less than the Fixed Account Minimum Value.

If the Company no longer issues guaranteed rate contracts, then items I and J of the Interest Rate Adjustment will be determined by using the asked yield to maturity of the U.S. Treasury Notes with the same remaining term, interpolating where necessary, as published in The Wall Street Journal on the next succeeding Business Day following the effective date of the Interest Rate Adjustment.



VA320NY                                    13

--------------------------------------------------------------------------------
                              WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

At or before the Income Date, the Owner may withdraw all or part of the amounts under this Contract by informing the Company at the Service Center. For full withdrawal, this Contract, or a completed Lost Contract Affidavit, must be returned to the Service Center.

Except in connection with certain withdrawals associated with a Guaranteed Minimum Withdrawal Benefit (GMWB) or withdrawals made to satisfy minimum distribution requirements of the Internal Revenue Code, a withdrawal before the end of the sixth Contract Month will impact the Aggregate Premium as determined at the end of the sixth Contract Month. A higher Mortality and Expense Charge will result if the Aggregate Premium is lower than the anticipated total premium breakpoint specified in the Statement of Intention section of the application, or the initial Premium if no Statement of Intention is indicated. If the total withdrawals associated with the GMWB exception or the minimum distribution requirements exception referenced above exceed the respective allowable amounts for those exceptions during the first six Contract Months, the entire amount withdrawn will impact the Aggregate Premium.

Premiums withdrawn from the Contract Value may be subject to a Withdrawal Charge as explained in more detail below.

Premiums that are no longer subject to a Withdrawal Charge (and not previously withdrawn), plus earnings may be withdrawn free of Withdrawal Charges at any time.

Upon full withdrawal, the Owner will receive the Withdrawal Value. The Withdrawal Value will be based on values at the end of the Business Day on which the request for withdrawal is received at the Service Center in Good Order. IN NO EVENT SHALL THE AMOUNT WITHDRAWN, WHETHER A FULL WITHDRAWAL OR PARTIAL WITHDRAWAL, EXCEED THE WITHDRAWAL VALUE.

Except in connection with a systematic withdrawal program, the minimum partial withdrawal amount is $500, or if less, the Owner's entire interest in the Investment Division or Fixed Account Option from which a withdrawal is requested.

The Owner's interest in the Investment Division or Fixed Account Option from which the withdrawal is requested must be at least $100 after the withdrawal is completed or the Owner's entire interest in the Investment Division or Fixed Account Option will be withdrawn.

Unless otherwise specified, the withdrawal will be made from each Investment Division and each Fixed Account Option in proportion to their current value. Withdrawals will be based on values at the end of the Business Day on which the request for withdrawal is received in Good Order at the Service Center.

In addition to a Withdrawal Charge, a withdrawal from a Fixed Account Option may also incur an Interest Rate Adjustment.

The Company will waive the Withdrawal Charge and Interest Rate Adjustment on any withdrawal necessary to satisfy the minimum distribution requirements of the Internal Revenue Code. Any withdrawal in excess of the required minimum distribution will cause the entire amount to be subject to any applicable Withdrawal Charge and/or Interest Rate Adjustment.


VA320NY                                    14

--------------------------------------------------------------------------------
                         WITHDRAWAL PROVISIONS (CONT'D)
--------------------------------------------------------------------------------

You may elect to take a systematic withdrawal by surrendering a specific sum or a certain percentage on a monthly, quarterly, semiannual or annual basis, subject to a $50 minimum withdrawal. Such withdrawals will be counted in determining the portion of the Contract Value taken as an Additional Free Withdrawal. Systematic withdrawals in excess of the Additional Free Withdrawal amount may be subject to a Withdrawal Charge and/or an Interest Rate Adjustment.

WITHDRAWAL CHARGE. As indicated above, a Withdrawal Charge may be imposed upon certain withdrawals. Withdrawal Charges will be calculated in accordance with the Withdrawal Charge table on the Contract Data Page.

The Withdrawal Charge is deducted from the remaining Contract Value so that the actual reduction in Contract Value as a result of the withdrawal will be greater than the withdrawal amount requested and paid. For purposes of determining the Withdrawal Charge, withdrawals will be allocated first to earnings, if any (which may be withdrawn free of Withdrawal Charge), and then to Remaining Premium to which the lowest (if any) Withdrawal Charge applies on a first-in, first-out basis. The Withdrawal Charge is based on the portion of the Remaining Premiums withdrawn.

ADDITIONAL FREE WITHDRAWAL. During a Contract Year, You may make partial withdrawals from the Contract without the Withdrawal Charge being applied. This Additional Free Withdrawal is equal to:

     1. 10% of Premium that remains subject to Withdrawal Charges and that has not been previously withdrawn (this can be utilized once or in segments throughout the Contract Year); less

     2. all remaining earnings, which are defined as the excess of the Contract Value over Remaining Premiums.

IN NO EVENT SHALL THE AMOUNT WITHDRAWN, WHETHER A FULL WITHDRAWAL OR PARTIAL WITHDRAWAL, EXCEED THE WITHDRAWAL VALUE. IN NO EVENT SHALL THE ADDITIONAL FREE WITHDRAWAL EXCEED THE CONTRACT VALUE LESS ANY APPLICABLE CONTRACT CHARGES AND ADJUSTMENTS.

Both Withdrawal Charges and Interest Rate Adjustments are waived on amounts withdrawn that are less than or equal to the Additional Free Withdrawal. Although Additional Free Withdrawals reduce principal in either the Investment Division and/or the Fixed Account Option, they do not reduce Remaining Premium. As a result, You will not receive the benefit of an Additional Free Withdrawal if You take a full withdrawal. Withdrawals during the Contract Year in excess of the Additional Free Withdrawal may be subject to a Withdrawal Charge, as well as any applicable Interest Rate Adjustment. An Additional Free Withdrawal before the end of the sixth Contract Month will impact the Aggregate Premium as determined at the end of the sixth Contract Month. A higher Mortality and Expense Charge will result if the Aggregate Premium is lower than the anticipated total premium breakpoint specified in the Statement of Intention section of the application, or the initial Premium if no Statement of Intention is indicated.

This  Additional  Free Withdrawal is  non-cumulative;  that is,  Additional Free
Withdrawals not taken during any given Contract Year cannot be taken as Additional Free Withdrawals in a subsequent Contract Year.


VA320NY                                    15

--------------------------------------------------------------------------------
                         WITHDRAWAL PROVISIONS (CONT'D)
--------------------------------------------------------------------------------

WAIVER OF WITHDRAWAL CHARGE FOR EXTENDED CARE. If You are confined as an inpatient to a Nursing Home or Hospital for ninety (90) consecutive days, a period during which the Withdrawal Charge otherwise would normally apply, the Company will waive the Withdrawal Charge on any amounts You request withdrawn from the Contract under this provision.

You can withdraw an amount without a Withdrawal Charge pursuant to this benefit only once, regardless of the subsequent occurrence of the same condition or the occurrence of a different condition. You are not eligible for this waiver if:

1. You are confined to a Nursing Home or Hospital during the thirty-day (30) period following the Issue Date, unless such confinement is not related to a subsequent confinement for which You request the waiver; or,

2.   You are no longer confined to a Nursing Home or Hospital.

Confinement to the Nursing Home or Hospital must be prescribed by a Physician and be medically necessary, meaning the confinement is appropriate and consistent with the diagnosis in accordance with accepted standards of practice, and which could not have been omitted without adversely affecting the confined Owner's condition.

Withdrawals made pursuant to this provision shall not exceed $250,000. If your Contract Value is below this amount, you may withdraw up to 100% of the Contract Value. Withdrawals will be taken from the Separate Account Contract Value and the Fixed Account Contract Value as stated in the Withdrawal Provisions of the Contract. A withdrawal from the Fixed Account(s) may be subject to an Interest Rate Adjustment. This may mean an increase or decrease in the amount of Your benefit.

All withdrawals taken due to the Extended Care benefit before the end of the sixth Contract Month will impact the Aggregate Premium as determined at the end of the sixth Contract Month. A higher Mortality and Expense Charge will result if the Aggregate Premium is lower than the anticipated total premium breakpoint specified in the Statement of Intention section of the application, or the initial Premium if no Statement of Intention is indicated.

DEFINITIONS. For the purpose of this provision, the following definitions apply:

     HOSPITAL. A facility located within the United States or its territories which is operated pursuant to law; operates primarily for the care and treatment of sick and injured persons as inpatients; provides continuous 24-hour nursing service by or under the supervision of a registered professional nurse (R.N.); is supervised by a staff of licensed physicians; and, has medical, diagnostic and major surgical facilities on a prearranged basis.

     IMMEDIATE FAMILY. A spouse, child, brother, sister, parent or grandparent.

     NURSING HOME. A facility located in the United States or its territories; operates pursuant to law in the jurisdiction in which it is located; provides custodial care under the supervision of a registered nurse (R.N.) or a Physician; and, DOES NOT include any place owned or operated by a member of the Beneficiary's, Annuitant's or Joint Annuitant's, Owner's or Joint Owner's Immediate Family.


VA320NY                                    16

--------------------------------------------------------------------------------
                         WITHDRAWAL PROVISIONS (CONT'D)
--------------------------------------------------------------------------------

     PHYSICIAN. An individual who is licensed to practice medicine and treat illness or injury in the United States or its territories where treatment is received and who is acting within the scope of his or her license. The term Physician only refers to a Physician licensed and currently practicing in the United States or its territories. Physician does not include:

     1.   an Annuitant or Joint Annuitant;

     2.   an Owner or Joint Owner

     3.   Beneficiary(ies); or

     4. a person who is part of the Beneficiary's, Annuitant's or Joint Annuitant's, Owner's or Joint Owner's Immediate Family.

CLAIM REQUIREMENTS. Written notice and proof of claim of the Owner's confinement must be submitted to the Company 90 days after the date the Owner becomes confined to a Nursing Home or Hospital before a waiver will be considered pursuant to this Endorsement. Written proof includes: (1) a properly completed Company claim form; (2) Your signed medical records release; and (3) a Physician's statement of condition satisfactory to the Company. The Company reserves the right to request additional medical information from any Physician, Hospital, or Nursing Home. The Company may require, at its expense, an additional examination by a Physician of its choice. If there is a discrepancy between medical opinions, the opinion of the Company's Physician will govern.

A PAYMENT UNDER THIS PROVISION MAY BE TAXABLE. AS WITH ALL TAX MATTERS, YOU ARE ENCOURAGED TO SEEK LEGAL AND/OR TAX ADVICE.


VA320NY                                    17

--------------------------------------------------------------------------------
                            DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH OF OWNER BEFORE THE INCOME DATE. Upon the Owner's death, or the death of any Joint Owner, before the Income Date, the death benefit will be paid to the Beneficiary(ies) designated by the Owner. Upon the death of a Joint Owner, the surviving Joint Owner, if any, will be treated as the primary Beneficiary. Any other beneficiary designation on record at the Service Center at the time of death will be treated as a contingent Beneficiary.

o DEATH BENEFIT AMOUNT BEFORE THE INCOME DATE. The death benefit is equal to the current Contract Value.

     The death benefit amount will be determined as of the end of the Business Day when due proof of the Owner's death satisfactory to the Company and an election as to the type of death benefit option is received by the Company at its Service Center in Good Order.

     From the time of death of the Owner until the death benefit amount is determined, any amount allocated to an Investment Division will be subject to investment risk. This investment risk is borne by the Beneficiary(ies).

o DEATH BENEFIT OPTIONS BEFORE INCOME DATE. In the event of the Owner's death or the death of a Joint Owner before the Income Date, a Beneficiary must request that the death benefit be paid under one of the death benefit options below unless the Owner did so previously. The following are the available death benefit options:

     1.   Option 1 - single lump-sum payment of the death benefit; or

     2. Option 2 - payment of the entire death benefit within five years of the date of the death of the Owner or any Joint Owner; or

     3. Option 3 - payment of the death benefit under an income option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary, with distribution beginning within one year of the date of the death of the Owner or Joint Owner.

Any portion of the death benefit not applied under Option 3 within one year of the date of the Owner's death must be distributed within five years of the date of the Owner's death.

If a single lump-sum payment is requested, the amount will be paid within seven days of receipt of proof of death and the election in Good Order at the Service Center, unless either the Suspension of Payments or Deferment of Payments under the General Provisions is in effect.

Payment to the Beneficiary, other than in a single lump-sum, may only be elected during the 60-day period beginning with the date of receipt of proof of death in Good Order by the Service Center.

The settlement of the death proceeds will be made upon receipt of proof of death and will include any required interest from the date of death until settlement.

SPOUSAL CONTINUATION OPTION. If the Joint Owner, if any, or the Beneficiary is the spouse of the deceased Owner, he or she may elect to continue the Contract in lieu of taking the death benefit as a lump-sum payment, at the current Contract Value, in his or her own name and exercise all the Owner's rights under the Contract.


VA320NY                                    18

--------------------------------------------------------------------------------
                        DEATH BENEFIT PROVISIONS (CONT'D)
--------------------------------------------------------------------------------

SPECIAL SPOUSAL CONTINUATION OPTION. In lieu of taking the death benefit as a lump-sum payment or continuing the Contract at the then current Contract Value, if the Beneficiary is the spouse of the Contract Owner, he or she may elect to continue the Contract at an adjusted Contract Value as described below. The spouse will then exercise all the Contract Owner's rights under the Contract. The date that the Company receives the spouse's written request to continue the Contract, under this Special Spousal Continuation Option, and proof of the death of the Contact Owner in Good Order will be referred to as the Continuation Date.

The Contract Value for the continuing Contract will be adjusted so that it will equal the amount of the death benefit that would have been payable as a lump-sum payment at Your death. If the Contract Value on the Continuation Date is less than the death benefit, an amount will be added to the Contract Value to make up the difference. This amount is referred to as the Continuation Adjustment. The Continuation Adjustment will be allocated among the Contract Options in accordance with the current instructions for the Contract, subject to any minimum allocation restrictions unless the Company receives other allocation instructions with the Special Spousal Continuation Option election. Withdrawal Charges will continue at the same level as prior to the initial Owner's death. However, no Withdrawal Charge schedule will apply to the Continuation Adjustment.

For purposes of determining future death benefits under the continuing Contract, the Contract Value following the application of any Continuation Adjustment will be considered as the initial Premium of the continuing Contract. Any future death benefit, including an enhanced death benefit, if any, will be determined on that basis and will use the age of the surviving spouse on the Continuation Date.

This Special Spousal Continuation Option can only be exercised one time under this Contract, but will not be available if the Owner elected to pre-select the death benefit option. Any benefit available under this Special Spousal Continuation Option will end upon the change of ownership or assignment of the Contract.

PRE-SELECTED DEATH BENEFIT OPTION ELECTION. Prior to the Income Date, the Owner may designate the option under which the death benefit will be paid. This designation of the death benefit option must be given in a form acceptable to the Company, and will take effect only after being recorded by the Company.

The Owner may elect any death benefit option described in this Contract, or other death benefit option, as agreed upon by the Company at the time of election. Once elected, the designation can only be revoked or changed by the Owner in a form acceptable to the Company. Upon the death of the Owner, the Beneficiary may not revoke or modify the death benefit option elected, subject to the requirements of the Internal Revenue Code. However, at the time of the Owner's death, the Company reserves the right to change or modify the death benefit option if the death benefit option previously elected exceeds the life expectancy of the Beneficiary. If a Pre-selected Death Benefit Option Election is not made by the Owner prior to the Owner's death, the Beneficiary may request that the death benefit be paid under any of the death benefit options described in this Contract, or other death benefit option, as agreed upon by the Company at the time of request.


VA320NY                                    19

--------------------------------------------------------------------------------
                        DEATH BENEFIT PROVISIONS (CONT'D)
--------------------------------------------------------------------------------

If this Pre-selected Death Benefit Option Election is in force at the time of the Owner's death, the payment of the death benefit may not be postponed, nor can the Contract be continued under any provisions of this Contract. These restrictions apply even if the Beneficiary is the spouse of the Owner, unless such restriction is prohibited by law.

DEATH OF OWNER AFTER THE INCOME DATE. If the Owner or any Joint Owner, who is not an Annuitant, dies after the Income Date, any remaining payments under the income option elected will continue at least as rapidly as under the method of distribution in effect at the Owner's death. Upon the Owner's death after the Income Date, the Beneficiary becomes the Owner.

DEATH OF ANNUITANT BEFORE INCOME DATE. Upon the death of an Annuitant who is not an Owner before the Income Date, the Contract remains in force and the Owner will become the Annuitant. The Owner may designate a new Annuitant. However, if the Owner is not a natural person, the death of the primary Annuitant will be treated as the death of the Owner, a new Annuitant may not be designated and the death benefit will be paid.

DEATH OF ANNUITANT AFTER INCOME DATE. Upon the death of the Annuitant after the Income Date, the death benefit, if any, will be as specified in the income option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.


VA320NY                                    20

--------------------------------------------------------------------------------
                                INCOME PROVISIONS
--------------------------------------------------------------------------------

INCOME DATE. The date on which annuity payments are to begin. The Income Date may not be sooner than 13 months from the Issue Date of the Contract. If no Income Date is selected, the Income Date will be the Latest Income Date. At any time at least seven days prior to the Income Date then indicated on the Company's records, the Owner may change the Income Date by written notice to the Service Center, subject to the Latest Income Date.

INCOME OPTIONS. The Owner, or any Beneficiary who is so entitled, may elect to receive a single lump-sum. However, a single lump-sum distribution will be deemed to be a withdrawal. Alternatively, an income option may be elected. The Owner may, upon prior written notice to the Company at its Service Center, elect an income option at any time prior to the Income Date or change an income option up to seven days before the Income Date. Unless otherwise designated, the Owner will be the payee.

If no other income option is elected, monthly annuity payments will be made in accordance with Option 3 below, a life annuity with 120-month period certain. Payments will be made in monthly, quarterly, semiannual or annual installments as selected by the Owner. However, if the amount available to apply under an income option is less than $5,000, and New York law permits, the Company has the right to make payments in one single lump-sum. The single lump-sum payment will not be less than would have been applied under an income option. In addition, if the first payment provided would be less than $50, and New York law permits, the Company may require the frequency of payments be at quarterly, semiannual or annual intervals so as to result in an initial payment of at least $50.

NO WITHDRAWALS OF CONTRACT VALUE ARE PERMITTED DURING THE ANNUITY PERIOD FOR ANY
INCOME   OPTION  UNDER  WHICH   PAYMENTS   ARE  BEING  MADE   PURSUANT  TO  LIFE
CONTINGENCIES.

Upon written election filed with the Company at its Service Center, all of the Contract Value will be applied to provide one of the following income options. Any Interest Rate Adjustment will be waived if the Income Option selected is life contingent or results in payments spread over at least 5 years. However, the amount at annuitization will not be less than the greater of the Withdrawal Value or 95% of the Contract Value.

OPTION 1 - LIFE INCOME. An annuity payable monthly during the lifetime of the Annuitant. Under this income option, no further annuity payments are payable after the death of the Annuitant, and there is no provision for a death benefit payable to the Owner. Therefore, it is possible under Option 1 for the Owner to receive only one monthly annuity payment under this income option if the Annuitant has an early death. If the Annuitant dies after the Income Date but prior to the first annuity payment being paid, the amount applied to this income option will be paid to the Owner or the Owner's Beneficiary(ies).

OPTION 2 - JOINT AND SURVIVOR. An annuity payable monthly while both the Annuitant and a designated second person are living. Upon the death of either person, the monthly annuity payments will continue during the lifetime of the survivor at either the full amount previously payable or as a percentage (either one-half or two-thirds) of the full amount, as chosen at the time of election of the income option. If a reduced annuity payment to the survivor is desired, variable annuity payments will be determined using either one-half or two-thirds of the number of each type of Annuity Unit credited. Fixed annuity payments will be equal to either one-half or two-thirds of the fixed annuity payment payable during the joint life of the Annuitant and the designated second person.


VA320NY                                    21

--------------------------------------------------------------------------------
                           INCOME PROVISIONS (CONT'D)
--------------------------------------------------------------------------------

Annuity payments terminate automatically and immediately upon the death of the surviving person without regard to the number or total amount of payments received. There is no minimum number of fixed annuity payments, and it is possible to have only one monthly annuity payment if both the Annuitant and the designated second person die before the due date of the second payment. If both Annuitants die after the Income Date but prior to the first annuity payment being paid, the amount applied to this income option will be paid to the Owner or the Owner's Beneficiary(ies).

OPTION 3 - LIFE ANNUITY WITH 120 OR 240 MONTHLY PERIODS GUARANTEED. An annuity payable monthly during the lifetime of the Annuitant with the guarantee that if, at the death of the Annuitant, payments have been made for fewer than the guaranteed 120 or 240 monthly periods, as elected, the balance of the guaranteed number of payments will continue to be made to the Owner as scheduled. In the event the Owner dies before the specified number of guaranteed payments has been made, the Beneficiary(ies) may elect to continue receiving the fixed and variable payments according to the terms of this Contract or may alternatively elect to receive the present value of any remaining guaranteed payments in a single lump-sum, the amount of which is calculated by the Company. The present value of any remaining guaranteed payments will be based on the total annuity payment as of the date of the calculation.

OPTION 4 - INCOME FOR A SPECIFIED PERIOD. Under this income option, the Owner can elect monthly payments for any number of years from 5 to 30. This election must be made for full 12-month periods. In the event the Owner dies before the specified number of payments has been made, the Beneficiary(ies) may elect to continue receiving the fixed and variable payments according to the terms of this Contract or may alternatively elect to receive the present value of any remaining guaranteed payments in a single lump-sum, the amount of which is calculated by the Company. The present value of any remaining guaranteed payments will be based on the total annuity payment as of the date of the calculation.

ADDITIONAL OPTIONS. The Company may make other income options available including income options for longer periods.

The Owner may elect either fixed or variable annuity payments as described below.

FIXED ANNUITY PAYMENTS. To the extent a fixed income option has been elected, the Contract Value allocated to the fixed annuity payment option, less any applicable taxes and Contract charges, shall be applied to the payment of the income option elected at whichever of the following is more favorable to the
Owner:

1. the annuity rates based upon the Table of Income Options specified in the Contract; or

2. the then current rates provided by the Company on contracts of this type on the Income Date.

In no event will the fixed payments be changed once they begin.

VARIABLE ANNUITY PAYMENT. The initial variable annuity payment is determined by taking the Contract Value allocated to that Investment Division, less any tax and any applicable Contract charges, and then applying it to the Table of Income Options specified in the Contract.


VA320NY                                    22

--------------------------------------------------------------------------------
                           INCOME PROVISIONS (CONT'D)
--------------------------------------------------------------------------------

The first variable annuity payment is divided by the value of an Annuity Unit as of the Income Date to establish the number of Annuity Units representing each variable annuity payment. The number of Annuity Units determined for the first variable annuity payment remains constant for the second and subsequent variable annuity payments, assuming that no reallocation of Contract Values is made.

The amount of the second and each subsequent variable annuity payment is determined by multiplying the number of Annuity Units by the Annuity Unit Value as of the Business Day next preceding the date on which each payment is due.

ANNUITY UNIT VALUE. The initial value of an Annuity Unit of each Investment Division was set when the Investment Divisions were established. The value may increase or decrease from one Business Day to the next. The Table of Income Options contained in the Contract is based on the assumed Net Investment Rates described in the Basis of Computation provision. If the actual Net Investment Rate experienced by an Investment Division exceeds the assumed Net Investment Rate, variable annuity payments will increase over time. Conversely, if the actual Net Investment Rate is less than the assumed Net Investment Rate, variable annuity payments will decrease over time. If the actual Net Investment Rate equals the assumed Net Investment Rate, the variable annuity payments will remain constant.

The value of a fixed number of Annuity Units will reflect the investment performance of the Investment Divisions, and the amount of each payment will vary accordingly.

For each Investment Division, the value of an Annuity Unit for any Business Day is determined by multiplying the Annuity Unit Value for the immediately preceding Business Day by the net investment factor for the Business Day for which the Annuity Unit Value is being calculated. The result is then multiplied by a second factor which offsets the effect of the assumed Net Investment Rate. The net investment factor, which reflects changes in the net asset value of Investment Divisions, is determined by dividing 1. by 2., and then subtracting
3. from the result, where:

1.   Is the net result of:

     a. the net asset value of an Investment Division determined as of the end of the Business Day, plus

     b. the per share amount of any dividend or other distribution declared by the Investment Division if the "ex-dividend" date occurs on the Business Day, plus or minus

     c. a per share credit or charge with respect to any taxes paid or reserved for by the Company which are determined by the Company to be attributable to the operation of the Investment Division (no federal income taxes are applicable under present law);

2. Is the net asset value of the Investment Division determined as of the end of the preceding Business Day; and

3.   Is the asset charge  factor  determined by the Company for the Business Day
     to  reflect  the  applicable   Mortality  and  Expense   Charge,   and  the
     Administration Charge.

Neither expenses actually incurred, other than taxes on the investment return, nor mortality actually experienced, shall adversely affect the dollar amount of variable annuity payments after such payments have commenced.


VA320NY                                    23


---------------------------------------------------------------------------------------------------------------------------
                             TABLE OF INCOME OPTIONS
---------------------------------------------------------------------------------------------------------------------------

The following table is for this Contract whose net proceeds are $1,000, and will apply pro rata to the amount payable under this Contract.

------------------- --------------------------------------------------------------------------------------------------------
  UNDER OPTION 4                                   MONTHLY INSTALLMENT UNDER OPTIONS 1 OR 3
------------------- --------------------------------------------------------------------------------------------------------
---------- -------- ------ ----------------- ------- ------------------ ------- ----------------- ------- ------------------
No. of
Monthly    Monthly  Age of                   Age of                     Age of                    Age of
Install-   Install- Annui-    No. of Mos.    Annui-     No. of Mos.     Annui-     No. of Mos.    Annui-      No. of Mos.
ments      ments     tant      Certain        tant       Certain         tant        Certain       tant        Certain
---------- -------- ------ ----------------- ------- ------------------ ------- ----------------- ------- ------------------
                    ------ ----- ----- ----- ------- ------ ----- ----- ------- ----- ----- ----- ------- ------ ----- -----
                    Male   Life  120   240    Male   Life   120   240   Female  Life  120   240   Female  Life   120   240
---------- -------- ------ ----- ----- ----- ------- ------ ----- ----- ------- ----- ----- ----- ------- ------ ----- -----
---------- -------- ------ ----- ----- ----- ------- ------ ----- ----- ------- ----- ----- ----- ------- ------ ----- -----
   60       17.73    40    3.25  3.25  3.22    70    6.42   5.99  4.93    40    3.09  3.09  3.07    70    5.76   5.54  4.82
   72       14.96    41    3.30  3.29  3.26    71    6.66   6.16  4.98    41    3.13  3.12  3.11    71    5.97   5.71  4.88
   84       12.98    42    3.35  3.34  3.30    72    6.91   6.33  5.02    42    3.17  3.16  3.14    72    6.20   5.88  4.94
   96       11.49    43    3.39  3.38  3.34    73    7.19   6.50  5.06    43    3.21  3.20  3.18    73    6.44   6.06  4.99
   108      10.34    44    3.45  3.43  3.38    74    7.48   6.68  5.10    44    3.25  3.24  3.22    74    6.70   6.25  5.04
   120      9.41     45    3.50  3.48  3.43    75    7.79   6.86  5.13    45    3.30  3.29  3.26    75    6.99   6.44  5.08
   132      8.66     46    3.56  3.54  3.48    76    8.12   7.04  5.16    46    3.34  3.33  3.30    76    7.30   6.64  5.12
   144      8.03     47    3.61  3.59  3.53    77    8.48   7.21  5.18    47    3.39  3.38  3.35    77    7.63   6.84  5.15
   156      7.50     48    3.67  3.65  3.58    78    8.86   7.39  5.20    48    3.44  3.43  3.39    78    7.99   7.05  5.18
   168      7.05     49    3.74  3.71  3.63    79    9.27   7.57  5.22    49    3.50  3.49  3.44    79    8.38   7.25  5.20
   180      6.65     50    3.81  3.78  3.68    80    9.70   7.74  5.24    50    3.55  3.54  3.49    80    8.80   7.45  5.22
   192      6.31     51    3.88  3.85  3.74    81    10.17  7.90  5.25    51    3.61  3.60  3.54    81    9.26   7.65  5.24
   204      6.01     52    3.95  3.92  3.80    82    10.67  8.06  5.26    52    3.68  3.66  3.60    82    9.76   7.84  5.25
   216      5.74     53    4.03  3.99  3.86    83    11.20  8.21  5.27    53    3.74  3.72  3.65    83    10.31  8.02  5.26
   228      5.50     54    4.11  4.07  3.92    84    11.77  8.36  5.27    54    3.81  3.79  3.71    84    10.89  8.19  5.27
   240      5.29     55    4.20  4.15  3.98    85    12.38  8.49  5.28    55    3.89  3.86  3.77    85    11.52  8.35  5.27
   252      5.09     56    4.29  4.23  4.04    86    13.03  8.61  5.28    56    3.97  3.94  3.83    86    12.21  8.50  5.28
   264      4.91     57    4.39  4.32  4.11    87    13.72  8.73  5.28    57    4.05  4.02  3.90    87    12.94  8.63  5.28
   276      4.75     58    4.49  4.42  4.18    88    14.45  8.83  5.28    58    4.14  4.10  3.96    88    13.72  8.75  5.28
   288      4.61     59    4.60  4.52  4.24    89    15.23  8.92  5.28    59    4.23  4.19  4.03    89    14.54  8.86  5.28
   300      4.47     60    4.72  4.62  4.31    90    16.06  9.01  5.28    60    4.33  4.28  4.10    90    15.42  8.95  5.28
   312      4.35     61    4.84  4.74  4.38    91    16.93  9.08  5.29    61    4.43  4.38  4.17    91    16.33  9.03  5.29
   324      4.23     62    4.97  4.85  4.45    92    17.87  9.15  5.29    62    4.54  4.48  4.25    92    17.28  9.11  5.29
   336      4.13     63    5.12  4.98  4.51    93    18.85  9.21  5.29    63    4.66  4.59  4.32    93    18.27  9.17  5.29
   348      4.03     64    5.27  5.10  4.58    94    19.91  9.26  5.29    64    4.79  4.70  4.39    94    19.30  9.22  5.29
   360      3.94     65    5.43  5.24  4.64    95    21.04  9.30  5.29    65    4.93  4.83  4.47    95    20.38  9.27  5.29
                     66    5.60  5.38  4.71    96    22.27  9.33  5.29    66    5.07  4.95  4.54    96    21.52  9.31  5.29
                     67    5.79  5.52  4.77    97    23.60  9.36  5.29    67    5.22  5.09  4.61    97    22.75  9.34  5.29
                     68    5.99  5.68  4.83    98    25.10  9.38  5.29    68    5.39  5.23  4.69    98    24.10  9.37  5.29
                     69    6.20  5.83  4.88    99    26.78  9.39  5.29    69    5.57  5.38  4.75    99    25.63  9.39  5.29
---------- -------- ------ ----- ----- ----- ------- ------ ----- ----- ------- ----- ----- ----- ------- ------ ----- -----


NOTE: Due to the length of the information, the factors for Option 2 are available from the Service Center upon Your request.

BASIS OF COMPUTATION. The actuarial basis for the Table of Income Options is the Annuity 2000 Mortality Table, with an assumed Net Investment Rate of 2.50%. The interest rate used in the present value calculation referred to in Options 3 and 4 will be determined by the Company, but in no instance will it be greater than the rate used to calculate the initial payment. The Table of Income Options does not include any applicable tax. The benefits of this Contract will not vary due to expense and/or mortality results.

VA320NY                                    24